UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2020

SABRE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36422	20-8647322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 Sabre Drive, Southlake, TX	76092
(Address of Principal Executive Offices)	(Zip Code)

(682) 605-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	SABR	The Nasdaq Stock Market LLC
6.50% Series A Mandatory Convertible Preferred Stock	SABRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Entry into a Material Definitive Agreement.

On December 17, 2020, Sabre GLBL Inc. (the “Borrower”), a wholly-owned subsidiary of Sabre Corporation (“Sabre,” the “Corporation,” “we,” “us,” or “our”), and Sabre Holdings Corporation (“Holdings”) entered into the Pro Rata Amendment (as defined below) and, together with the several guarantors thereunder, the Refinancing Amendment (as defined below), each dated December 17, 2020, and each amending the Borrower’s senior secured credit facilities. The Pro Rata Amendment and the Refinancing Amendment were entered into pursuant to that certain Amended and Restated Credit Agreement, dated as of February 19, 2013 (as further amended on September 30, 2013, February 20, 2014, July 18, 2016, February 22, 2017, August 23, 2017, March 2, 2018 and August 27, 2020, the “Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto, the other parties thereto and Bank of America, N.A. (“BofA”), as administrative agent (in such capacity the “Administrative Agent”), swing line lender and an L/C issuer.

The Amendment No. 3 to the Credit Agreement among the Borrower, Holdings, the lenders party thereto and the Administrative Agent (the “Pro Rata Amendment”) reduced the minimum liquidity requirement in the financial performance covenant from $450,000,000 to $300,000,000. The Sixth Term A Loan Refinancing and Incremental Amendment to the Credit Agreement among the Borrower, Holdings, each of the other Loan Parties (as defined in the Credit Agreement) party thereto, the Administrative Agent, BofA, as the 2020 Other Term B Lender (as defined therein) and BofA, as the 2020 Incremental Term Lender (as defined therein) (the “Refinancing Amendment”) provides a dollar-denominated term loan “B” in an aggregate principal amount of $637,000,000 (the “2020 Other Term B Loans”), maturing on December 17, 2027, and amends certain provisions of the Credit Agreement, including adding LIBOR rate replacement provisions for the 2020 Other Term B Loans. Pursuant to the Refinancing Amendment, interest rates for the 2020 Other Term B Loans are calculated in accordance with the Refinancing Amendment, with the applicable interest rate margins being 4.00% per annum for Eurocurrency rate loans and 3.00% per annum for base rate loans, with a floor of 0.75% for the Eurocurrency rate, and 1.75% for the base bate, respectively. The proceeds of the 2020 Other Term B Loans were used to pay in full the approximately $134,000,000 of existing Incremental Term A Loans incurred prior to December 17, 2020 under the Credit Agreement, and to redeem all $500,000,000 of Sabre’s 5.250% Senior Secured Notes due November 2023.

The foregoing description of the Pro Rata Amendment and the Refinancing Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Pro Rata Amendment, which is incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K, and the Refinancing Amendment, which is incorporated herein by reference to Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01.	Other Events.

Press Release

On December 17, 2020, Sabre issued a press release announcing the Borrower’s entry into the Pro Rata Amendment and the Refinancing Amendment. A copy of this press release is filed as Exhibit 99.1 and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 3 to Amended and Restated Credit Agreement, dated December 17, 2020, among Sabre GLBL Inc., as Borrower, Sabre Holdings Corporation, as Holdings, the Lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.2	Sixth Term A Loan Refinancing and Incremental Amendment to Amended and Restated Credit Agreement, dated December 17, 2020, among Sabre GLBL Inc., as Borrower, Sabre Holdings Corporation, as Holdings, each of the other Loan Parties party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., as the 2020 Other Term B Lender and Bank of America, N.A., as the 2020 Incremental Term Lender.

99.1	Press release issued by Sabre Corporation on December 17, 2020.

104	Cover Page Interactive Data File – formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

By:	/s/ Douglas E. Barnett
Douglas E. Barnett
Executive Vice President and Chief Financial Officer

Dated: December 17, 2020